Nicor Inc.
                                                                        Form 8-K
                                                                   Exhibit 10.02



                                                               Form of Agreement

                         PERFORMANCE CASH UNIT AGREEMENT
                   NICOR INC. 2005 LONG-TERM INCENTIVE PROGRAM

      THIS AGREEMENT, entered into as of March 17, 2005 (the "Agreement Date"), by and between _______________ (the "Employee"), and Nicor Inc., an Illinois corporation (the "Company");
                                WITNESSETH THAT:

      WHEREAS, the Company maintains the Nicor Inc. 2005 Long-Term Incentive Program (the "Program"), which is part of the Nicor Inc. 1997 Long-Term Incentive Plan (the "Plan") and which are incorporated into and form a part of this Agreement, for the benefit of key executive and management employees of the Company and any corporation during any period in which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company (a "Subsidiary"); and

      WHEREAS, the Employee has been selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive a Performance Cash Unit award;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee, as follows:

      1. Award. The Employee is hereby awarded ________ Performance Cash Units, effective as of the Agreement Date.

      2. Amount of Payment. Subject to the provisions of this Agreement, the Program and the Plan, the Company shall distribute to the Employee, for each Performance Cash Unit awarded under this Agreement, an amount equal to one dollar times the sum of, (1) the number of Performance Cash Units MULTIPLIED BY
(2) the Total Shareholder Return Performance Factor (as defined below) for the Performance Period (as defined below).

      3. Time of Payment. Amounts due under paragraph 2 with respect to Performance Cash Units shall be paid as a lump sum cash payment as soon as practicable after the end of the Performance Period; provided, however, if payment is not made by 2-1/2 months following the end of the Performance Period, payment will be made on the May 1 following the end of the Performance Period.

      4. Total Shareholder Return. For purposes of this Agreement, the Total Shareholder Return is defined as the three-year total shareholder return of the Company calculated with dividends reinvested, for all shares of common stock of the Company ("Company Stock") reported for the New York Stock Exchange - Composite Transactions ending on the last day of the Performance Period (or, if Company Stock is not traded on that date, on the next preceding date on which Company Stock is traded.

      5. Performance Period. For purposes of this Agreement, the Performance Period shall be the period beginning January 1, 2005, and ending December 31, 2007.

      6. Performance Factors. For purposes of this Agreement, the term "Total


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Shareholder Return Performance Factor" for the Performance Period shall be determined in accordance with Exhibit 1 to this Agreement.

      7. Vesting. The Employee shall be vested in and entitled to payment of benefits under this Agreement only if the requirements of either paragraph (a) or paragraph (b) next below are satisfied:

         (a) The Employee is continuously employed by the Company and the Related Companies during the period beginning on the Agreement Date and ending on December 31, 2007.

         (b) The Employee is continuously employed by the Company and the Related Companies during the period beginning on the Agreement Date and ending on March 17, 2006, and such employment terminates on or after March 17, 2006 and before January 1, 2008 by reason of his Retirement (as defined below) or death.

The Employee shall not be vested in or entitled to payment of benefits under this Agreement unless the requirements of paragraph (a) or paragraph (b) next above are satisfied. Nothing in this paragraph 7 shall be deemed to increase the amount of benefits (if any) payable under this Agreement, as determined without regard to this paragraph 7.

      8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Subject to the terms of the Plan, any benefits payable to the Employee under this Agreement that are not paid at the time of the Employee's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement, to the beneficiary designated by the Employee in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Employee fails to designate a beneficiary, or if the designated beneficiary of the deceased Employee dies before the Employee or before complete payment of the amounts distributable under this Agreement, the Committee shall, in its discretion, direct that amounts to be paid under this Agreement be paid to:

         (a) one or more of the Employee's relatives by blood, adoption or marriage and in such proportion as the Committee decides; or

         (b) the legal representative or representatives of the estate of the last to die of the Employee and his beneficiary.


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      9. Retirement. For purposes of this Agreement, the term "Retirement"
means: (a) termination of employment because the Employee has reached normal retirement age of 65 years; (b) termination of employment because the Employee becomes Disabled; or (c) termination of employment before age 65 because of early retirement pursuant to any plan of the Company or a Related Company that covers the Participant and that is qualified under section 401(a) of the Internal Revenue Code. For purposes of this Agreement, the term "Disabled" means the inability of the Employee, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to be total and permanent during the remainder of the Employee's lifetime.

     10. Transferability. Performance Cash Units awarded under this Agreement are not transferable except as designated by the Employee by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit Performance Cash Units awarded under this Agreement to be transferred by a participant for no consideration to or for the benefit of the participant's immediate family (including a trust for the benefit of a participant's immediate family or to a partnership for members of a participant's immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all terms and conditions applicable to such award prior to such transfer. Immediate family is defined as the participant's spouse, children, stepchildren and adoptive relationships.

     11. Employment and Shareholder Status. This Agreement does not constitute a contract of employment, and does not confer on the Employee the right to be retained in the employ of the Company or any Related Company.

     12. Change in Control. In the event that a change in control (within the meaning of the Plan) occurs prior to the end of the Performance Period, Performance Cash Units may be paid out in such manner and amounts as determined by the Committee.

     13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Program and of the Plan, copies of which may be obtained by the Employee from the office of the Secretary of the Company.

     14. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Program and the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     15. Amendment. This Agreement may be amended by written agreement of the Employee and the Company, without the consent of any other person. Notwithstanding the foregoing, the Company may in its sole discretion, amend this Agreement, the Program or the Plan in such manner as it may determine is necessary or desirable either for the Performance Cash Units to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") or to satisfy the requirements of Section 409A of the Code, provided that no such amendment may change the Program's "performance goals," within the meaning of Section 162(m) of the Code, with respect to any person who is a "covered employee," within the meaning of Section 162(m) of the Code.


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      IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the
Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be affixed hereto, all as of the Agreement Date.



                                   _________________________________
                                   Participant


                                   Nicor Inc.

                                   By: _____________________________
                                       Name:
                                       Title:
ATTEST:


__________________________
Assistant Secretary



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                                                                 Exhibit 1

                         PERFORMANCE CASH UNIT AGREEMENT
                   NICOR INC. 2005 LONG-TERM INCENTIVE PROGRAM
                   -------------------------------------------


                               Performance Factor

The following Schedule shall be used to determine the Performance Factor.

            If the Nicor Total                 The Performance
         Shareholder Return Is:                Factor Shall Be:
         ----------------------                ----------------
         At or above the 90th percentile               2.00
         At the 75th percentile                        1.50
         At the 60th percentile                        1.00
         At the 50th percentile                        0.75
         At the 40th percentile                        0.50
         At the 25th percentile                        0.25
         Less than the 25th percentile                 0.00

For purposes of this Exhibit 1, the percentile of the Nicor Total Shareholder Return shall be the three year total shareholder return of the Company for the Performance Period, as compared to the Standard and Poor's utility group for the Performance Period. If the Standard and Poor's utility group is not available for the entire Performance Period, the Committee shall apply such other measure as it determines to be appropriate to preserve the intent of this Agreement. For results between performance levels, the Performance Factor will be interpolated.


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